                                                                  EXHIBIT 10.46


NEITHER THE WARRANT NOR THE SHARES OF STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). NO SALE, TRANSFER OR OTHER DISPOSITION OF THIS WARRANT OR SAID SHARES MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (ii) AN OPINION OF COUNSEL FOR THE PURCHASER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED OR (iii) RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED.


Date of Issuance: December 24, 1999 ("Date of Issuance")       Warrant No.: W-4


                       WARRANT TO PURCHASE UP TO 1,357,016
                  SHARES OF COMMON STOCK OF ARTISTDIRECT, INC.

         THIS CERTIFIES THAT Yahoo! Inc., a Delaware company ("Purchaser"), is entitled to purchase under this Warrant up to One Million Three Hundred Fifty-Seven Thousand Sixteen (1,357,016) shares (as may be adjusted pursuant to provisions hereof, the "Shares") of Common Stock of ARTISTdirect, Inc., a Delaware corporation (the "Company") at the prices per share set forth in
Section 1.1 and 1.2 below (as applicable, the "Exercise Price"), subject to the provisions and upon the terms and conditions hereinafter set forth.

         1.       Exercise Price; Exercisibility and Term.
                  ----------------------------------------

                  1.1 First Shares. This Warrant shall be exercisable with respect to Fifty Percent (50%) of the Shares (the "First Shares") at any time and from time to time during the period commencing on Date of Issuance and, subject to Section 1.3, ending at 5:00 p.m. California time on the date three
(3) years after the Date of Issuance. The Exercise Price for each of the First Shares shall be $3.482.

                  1.2 Second Shares. This Warrant shall be exercisable with respect to Fifty Percent (50%) of the Shares (the "Second Shares") at any time and from time to time during the period commencing on the earlier of (a) the date two (2) years after the Date of Issuance or (b) the effective date of termination of the Promotion Agreement because of Company's breach pursuant to
Section 12.2(b) of the Promotion Agreement (the "Second Shares Vesting Date") and, subject to Section 1.3, ending at 5:00 p.m. California time on the date three (3) years after the Second Shares Vesting Date. The Exercise Price for each of the Second Shares shall be the initial offering price per share of the Company's Common Stock in the Company's first public offering of Common Stock pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act (an "IPO") or, if an IPO has not occurred on or before the Second Shares Vesting Date, then the Exercise Price for each of the Second Shares shall be fair market value per share of the Company's Common Stock, as determined by the Company's Board of Directors in good faith and memorialized by written resolution.

                  1.3 Termination. Notwithstanding anything herein to the contrary, this Warrant shall immediately terminate (and shall not thereafter be exercisable) with respect to any unexercised Shares in the event that the Promotion Agreement is terminated for Purchaser's breach pursuant to Section
12.2 of the Promotion Agreement.

                  1.4 Capitalization. The Company hereby represents and warrants to the Purchaser that, as of November 12, 1999, its capitalization consisted of
(i) Seventy-Five Million (75,000,000) shares of Preferred Stock (the "Preferred Stock"), of which (A) Fifteen Million (15,000,000) shares have been designated Series A Preferred Stock, of which Twelve Million Eight Hundred Thirty-One Thousand Two Hundred Sixty-One (12,831,261) shares were issued and outstanding; and (B) Fifteen Million (15,000,000) shares have been designated Series B Preferred Stock, of which Fifteen Million (15,000,000) shares were issued and outstanding; and (ii) Two Hundred Million (200,000,000) shares of common stock ("Common Stock"), of which Fifty-Six Million Four Hundred Twenty-Nine Thousand Eight Hundred Seven (56,429,807) shares were issued and outstanding. As of November 12, 1999, except for (i) the conversion privileges of the Series A Preferred Stock and the Series B Preferred Stock, (ii) the rights provided in the Company's existing Stockholders Agreement dated as of October 6, 1999, (iii) an aggregate of Twenty-One Million (21,000,000) shares of Common Stock reserved for issuance under the Company's Stock Option Plan (the "Employee Plan"), of which Fifteen Million One Hundred Ninety-Three Thousand One Hundred Twenty (15,193,120) shares are subject to outstanding options, (iv) an aggregate of Sixteen Million (16,000,000) shares of Common Stock reserved for issuance under the Company's Artist Option Plan (the "Artist Plan"), of which Eight Million Eight Hundred Fifty-Six Thousand Two Hundred Forty-Three (8,856,243) shares are subject to outstanding options, (v) an aggregate of Five million (5,000,000) shares of Common Stock reserved for issuance under the Company's Artist and Artist Advisors Option Plan (the "Advisor Plan"), of which 4,196,251 shares are subject to outstanding options, (vi) outstanding warrants to purchase Three Million Six Hundred Twenty Thousand Five Hundred Fifty-Eight (3,620,558) shares of Common Stock, (vii) accrued dividends on Preferred Stock which were payable as Fifty-Seven Thousand Seven Hundred Sixty-Two (57,762) shares of Common Stock,
(viii) options granted to William Elson to purchase the lesser of (A) 100,000 shares of Common Stock and (B) 2.5% of the shares offered in the Company's initial public offering, and (ix) agreements to issue shares of the Company's Series C Preferred Stock, there were not outstanding any options, warrants, rights (including conversion, exchange or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock.

                  Since November 12, 1999, the Company has not issued any shares of its capital stock or any options, warrants, rights (including conversion, exchange or preemptive rights) or entered into agreements for the purchase or acquisition from the Company of any shares of its capital stock, other than (i) amending its Certificate of Incorporation to designate Thirty-Four Million Two Hundred Thousand (34,200,000) shares as Series C Preferred Stock, of which the Company issued Twenty-One Million Three Hundred Ninety-Five Thousand Seven Hundred Forty-Nine (21,395,749) shares, each of which is currently issued and outstanding, (ii) entering into a Series C Preferred Stock Purchase Agreement dated as of November 12, 1999 with Meadowlane Enterprises Ltd. and Universal Music Group, Inc., pursuant to which the Company may be obligated to issue up to an aggregate of Five Million Eight Hundred Eighty-Seven

Thousand Four Hundred Twenty-One (5,887,421) additional shares of Series C Preferred Stock, (iii) entering into a Series C Preferred Stock Purchase Agreement dated as of December 17, 1999 with the Purchaser to issue Seven Hundred Seventeen Thousand Nine Hundred Seventy-Eight (717,978) shares of Series C Preferred Stock, (iv) issuing options to purchase Common Stock under the Company's existing stock option plans, and (v) additional accrued dividends on Preferred Stock since November 12, 1999, including the possible obligation of the Company to issue dividends on its Series C Preferred Stock.

         2.       Conversion.
                  -----------

                  2.1 Method of Exercise; Payment; Issuance of New Warrant. This Warrant may be exercised by the Purchaser, in whole or in part and from time to time, by the surrender of this Warrant (with a notice of exercise in the form attached as Exhibit A and the investment representation certificate in the form attached as Exhibit B duly executed) at the principal office of the Company and by the payment to the Company by check or wire transfer, of an amount equal to the then applicable Exercise Price per share multiplied by the number of Shares then being purchased (the "Aggregate Exercise Price"). The person or persons in whose name(s) any certificate(s) representing shares of Common Stock shall be issuable upon exercise of this Warrant shall be deemed to have become the Purchaser(s) of record of, and shall be treated for all purposes as the record Purchaser(s) of the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of this Warrant, certificates for the shares of stock so purchased shall be delivered promptly (and, if the Company has consummated its initial public offering, within 10 business days of receipt of notice of exercise) to the Purchaser and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued promptly (and, if the Company has consummated its initial public offering, within 10 business days of receipt of notice of exercise) to the Purchaser.

                  2.2 Right to Convert Warrant into Stock; Net Issuance. In addition to and without limiting the rights of the Purchaser under the terms of this Warrant, the Purchaser may elect to convert this Warrant or any portion thereof (the "Conversion Right"), but only to the extent that the Purchaser then has a right to exercise this Warrant, into shares of Common Stock, as set forth below. The Conversion Right may be exercised by the Purchaser by surrender of this Warrant at the principal office of the Company together with notice of the Purchaser's intention to exercise the Conversion Right, in which event the Company shall issue to the Purchaser the number of shares of the Company's Common Stock computed using the following formula:

                  X = Y(A-B)
                      ------
                         A





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

Where:

X The number of shares of Common Stock to be issued to the Purchaser.

Y The number of shares of Common Stock representing the portion of this Warrant that is being converted.

A   The fair market value of one share of the Company's Common Stock.

B   The Exercise Price (as adjusted to the date of such calculations).

For purposes of this Section 2.2, the "fair market value" per share of the Company's Common Stock shall mean, the average daily Market Price (as defined below) during the period of the most recent 20 days, ending on the last business day before the effective date of exercise of the Conversion Right, on which the national securities exchanges were open for trading, except that if no class of the Common Stock is then listed or admitted to trading on any national securities exchange or quoted in the over-counter market, the fair market value shall be the Market Price on the last business day before the effective date of exercise of the Conversion Right. If the Common Stock is traded on a national securities exchange or admitted to unlisted trading privileges on such an exchange, or is listed on the National Market System (the "National Market System") of the National Association of Securities Dealers Automated Quotations System (the "NASDAQ"), the Market Price as of a specified day shall be the last reported sale price of the Common Stock on such exchange or on the National Market System on such date or if no such sale is made on such day, the mean of the closing bid and asked prices for such day on such exchange or on the National Market System. If the Common Stock is not so listed or admitted to unlisted trading privileges, the Market Price as of a specified day shall be the mean of the last bid and asked prices reported on such date (x) by the NASDAQ or
(y) if reports are unavailable
under clause (x) above by the National Quotation Bureau Incorporated. If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and ask prices are not reported, the Market Price as of a specified day shall be determined in good faith by written resolution of the Board of Directors of the Company.

                  2.3 Automatic Exercise. Subject to Section 1.3, in the event that this Warrant would otherwise expire unexercised with respect to any First Shares or Second Shares for which this Warrant is then exercisable and the Conversion Right for such exercisable Shares would entitle Purchaser to the issuance of shares of Common Stock pursuant to Section 2.2, Purchaser shall be deemed to have automatically converted this Warrant pursuant to Section 2.2 immediately prior to the time at which it would have otherwise expired.

         3. Securities Fully Paid; Reservation of Shares/Stockholder Rights. All shares of Common Stock that may be issued upon the exercise of the rights represented by this Warrant, upon issuance, will be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by the Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant. Until this Warrant is exercised by the Purchaser in accordance with the terms and conditions hereof, Purchaser shall have no rights as a stockholder of the Company with respect to the Shares issuable upon exercise of this Warrant.

         4. Adjustment of Exercise Price and Number of Shares. The number and kind of securities purchasable upon the exercise of the Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

                  4.1 Reclassification or Merger. In case of any reclassification, change or conversion of securities in the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, unless this Warrant shall have been exercised or terminated in accordance with its terms, the Purchaser of this Warrant shall have the right to exercise this Warrant and upon such exercise to receive, in lieu of each share of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or merger by a holder of one share of Common Stock. The provisions of this subparagraph shall similarly apply to successive reclassifications, changes, mergers and transfers.

                  4.2 Subdivisions or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the applicable Exercise Price and the number of Shares issuable upon exercise hereof shall be proportionately adjusted.

                  4.3 Stock Dividends. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend payable in shares of Common Stock (except any distribution specifically provided for in the foregoing subparagraphs 4.1 and 4.2), then each applicable Exercise Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying such Exercise Price in effect immediately prior to such date of determination by a fraction (a) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and
(b) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution and the number of Shares subject to this Warrant shall be proportionately adjusted.

                  4.4 Notice of Adjustments. Whenever any applicable Exercise Price shall be adjusted pursuant to the provisions hereof, the Company shall within thirty (30) days of such adjustment deliver a certificate signed by its chief financial officer to Purchaser setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the applicable Exercise Price after giving effect to such adjustment.

         5.        Compliance with Securities Laws and other Restrictions.

                  5.1 Accredited Investor. This Warrant is conditioned upon, and by its acceptance hereof Purchaser hereby confirms, that Purchaser is an "accredited investor" as that term is defined under Regulation D under the Securities Act of 1933.

                  5.2 Legend. Upon issuance, the Shares shall be imprinted with a legend in substantially the following form:

         "The securities represented by this certificate have not been registered under the Securities Act of 1933. The securities may not be sold or offered for sale in the absence of (a) an effective registration statement for the securities under such Act, (b) a "no action" letter of the Securities and Exchange Commission with respect to such sale or offer or (c) satisfactory assurances to the Company that registration under such Act is not required with respect to such sale or offer."

together with any other legend required under applicable federal or state securities laws.

                  5.3 Restrictions on Transfer. This Warrant and the Shares issuable upon exercise this Warrant may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee. In addition, the Purchaser agrees not to make any disposition of this Warrant or any Shares issued upon exercise hereof unless and until the transferee has agreed in writing for the benefit of the Company to be bound by (a) this Section 5.3, (b) Section 6 of that certain Registration Rights Agreement dated as of November 12, 1999, as amended, among the Company and certain of its stockholders, and (c) Article V of that certain Stockholders Agreement dated as of November 12, 1999, as amended, among the Company and certain of its stockholders; provided, and to the extent, this Section and such agreements are then applicable, and:

                  (a) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                  (b) Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel from the Purchaser for transactions made pursuant to Rule 144 under the Securities Act except in unusual circumstances and will not require opinions of counsel in transactions involving the transfer or distribution of Securities by the Purchaser to any direct or indirect subsidiary, parent or affiliate of the Purchaser.

         6. Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Exercise Price then in effect.

         7. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

         8.       Notices.

                  8.1 Notice of Certain Events. The Company shall provide the Purchaser with at least thirty (30) business days notice (or such greater amount of notice as Delaware law requires to be given to stockholders having the right to vote at a meeting on any Sale Event) prior to (i) a merger of the Company with and into, the consolidation of the Company with, or the sale by the Company of all or substantially all of its assets to, another company (other than such a transaction wherein the stockholders of the Company retain or obtain a majority of the voting capital stock of the surviving, resulting or purchasing company)(a "Sale Event"), (ii) any liquidation, dissolution or winding up of the Company or
(iii) the record date for any cash dividend declared on the Company's Common Stock (each, a "Notice Event"). If the notice is provided pursuant to subsection
(i) or (ii) of the previous sentence, the notice will indicate the expected date of the Notice Event.

                  8.2 Notice Procedure. Any notice required or permitted pursuant to this Warrant shall be in writing and shall be deemed sufficient when either (a) delivered personally, (b) sent by e-mail or fax with confirmation of receipt or (c) deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed as follows:

         IF TO THE PURCHASER:


         Yahoo! Inc.
         3420 Central Expressway
         Santa Clara, California 95051
         Attention: Senior Vice President Corporate Development
         e-mail: ellen@yahoo-inc.com
         Fax: (408) 731-3510


         with a copy to:

         Yahoo! Inc.
         3420 Central Expressway
         Santa Clara, California 95051
         Attention: General Counsel
         e-mail: jplace@yahoo-inc.com
         Fax: (408) 731-3400


         IF TO THE COMPANY:

         ARTISTdirect, Inc.
         17835 Ventura Boulevard, Suite 310
         Encino, California  91316
         Attention:  Chief Financial Officer
         Facsimile: (818) 758-8722

         with a copy to:

         Brobeck, Phleger & Harrison LLP
         38 Technology Drive
         Irvine, California  92618
         Attention: Richard Fink, Esq.
         Facsimile: (949) 790-6301

         Each of the foregoing parties shall be entitled to specify a different address by giving five (5) days advance written notice as aforesaid to the other parties. All such notices and communications shall be deemed to have been received (i) in the case of personal delivery or delivery be e-mail or fax, on the date of such delivery (provided there is confirmation of such delivery) and
(ii) in the case of mailing, on the third business day following the date of such mailing.

         9. Lost Warrants or Stock Certificates. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, or like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

         10. Non-Disclosure. The terms and conditions of this Warrant shall be considered confidential and shall not be disclosed to any third parties except to Company's or Purchasers's accountants, attorneys, or except as otherwise required by law. Neither Company nor Purchaser shall make any public announcement regarding the existence of this Warrant without the other party's prior written approval and consent. If Company or Purchaser desires to make a public announcement regarding the existence of this Warrant, it shall provide the other with a minimum of three (3) business days notice of the intended disclosure. If this Agreement or any of its terms must be disclosed by Company under any law, rule or regulation, Company shall (i) give written notice of the intended disclosure to Purchaser at least five (5) days in advance of the date of disclosure, (ii) redact portions of this Agreement to the fullest extent permitted under any applicable laws, rules and regulations, and (iii) submit a request, to be agreed upon by Purchaser, that such portions and other provisions of this Agreement requested by Purchaser receive confidential treatment under the laws, rules and regulations of the body or tribunal to which disclosure is being made or otherwise be held in the strictest confidence to the fullest extent permitted under the laws, rules or regulations of any other applicable governing body.

         11. No Impairment. The Company will not, through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

         12. Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California.

         IN WITNESS WHEREOF, this Warrant has been executed as of the Date of Issuance.


                                        ARTISTDIRECT, INC.


                                        By
                                           ------------------------------------
                                        Name
                                             ----------------------------------
                                        Title
                                              ---------------------------------



                                        YAHOO! INC.


                                        By
                                          -------------------------------------
                                        Name
                                            -----------------------------------
                                        Title
                                             ----------------------------------

                                   EXHIBIT "A"

                             NOTICE OF EXERCISE FORM

                    (To be executed only upon partial or full
                         exercise of the within Warrant)


     The undersigned registered Purchaser of the within Warrant hereby irrevocably exercises the within Warrant for and purchases shares of Common Stock of ARTISTdirect, Inc. and herewith makes payment therefor in the amount of $______, all at the price and on the terms and conditions specified in the within Warrant and requests that a certificate (or _______certificates in denominations of shares) for the shares of Common Stock of ARTISTdirect, Inc. hereby purchased be issued in the name of and delivered to (choose one) (a) the undersigned or (b) [NAME], whose address is____________________________________
and, if such shares of Common Stock shall not include all the shares of Common Stock issuable as provided in the within Warrant, that a new Warrant of like tenor for the number of shares of Common Stock of ARTISTdirect, Inc. not being purchased hereunder be issued in the name of and delivered to (choose one) (a) the undersigned or (b) [NAME], whose address is ______________________________.

Date: ______________________






                                       By:
                                          -------------------------------------
                                           (Signature of Registered Purchaser)

                                     Title:
                                           ------------------------------------

NOTICE: The signature to this Notice of Exercise must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.

                                   EXHIBIT "B"

                      INVESTMENT REPRESENTATION CERTIFICATE


Purchaser:

Company:          ARTISTdirect, Inc.

Security:         Common Stock

Amount:

Date:

         In connection with the purchase of the above-listed securities (the "Securities"), the undersigned (the "Purchaser") represents to the Company as follows:

         The Purchaser is aware of the Company's business affairs and financial condition, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. The Purchaser is purchasing the Securities for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933, as amended (the "Securities Act");

         The Purchaser understands that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefor, which exemption depends upon, among other things, the bona fide nature of the Purchaser's investment intent as expressed herein. In this connection, the Purchaser understands that, in the view of the Securities and Exchange Commission ("SEC"), the statutory basis for such exemption may be unavailable if the Purchaser's representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. The Purchaser is an "accredited investor" as that term is defined under Regulation D promulgated by the Securities Exchange Commission under the Securities Act;

         The Purchaser further understands that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. Moreover, except as provided in that certain Third Amended and Restated Registration Rights Agreement dated as of November 12, 1999, as amended, among the Company and certain of its stockholders, the Purchaser understands that the Company is under no obligation to register the Securities. In addition, the Purchaser understands that the certificate evidencing the Securities will be imprinted with the legends referred to in this Warrant under which the Securities are being purchased;

         The Purchaser is aware of the provisions of Rule 144, promulgated under the Securities

Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things: (i) the availability of certain public information about the Company;
(ii) the resale occurring not less than one (1) year after the party has purchased and paid for the securities to be sold; (iii) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934) and the amount of securities being sold during any three-month period not exceeding the specified limitations stated therein;

         The Purchaser further understands that at the time it wishes to sell the Securities there may be no public market upon which to make such a sale, and that, even if such a public market upon which to make such a sale then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, the Purchaser may be precluded from selling the Securities under Rule 144 even if the one-year minimum holding period had been satisfied; and

         The Purchaser further understands that in the event all of the requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.


Date: ______________________

                                            PURCHASER: